PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT FMC CORPORATION INCENTIVE COMPENSATION AND STOCK PLAN THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between FMC Corporation (the “Company”) and [_________________________]1 (the “Participant”). WHEREAS, the Company maintains the FMC Corporation Incentive Compensation and Stock Plan (the “Plan”); and WHEREAS, the Plan authorizes the grant of Restricted Stock Units; and WHEREAS, to compensate the Participant for his or her past and anticipated future contributions to the Company and to further align the Participant’s personal financial interests with those of the Company’s stockholders, the Compensation and Organization Committee of the Company’s Board of Directors (the “Committee”) approved this grant of Restricted Stock Units to the Participant on the terms described below, effective [____________________]2 (the “Grant Date”). NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. Grant of Restricted Stock Units. (a) Pursuant to the Plan and as of the Grant Date, the Company hereby awards to the Participant a target number of [__________] Restricted Stock Units (the “Target Units”) up to a maximum number of [__________] Restricted Stock Units on the terms and conditions set forth herein (collectively, the “Units”). The terms of the Plan, as it may be amended and continued, are incorporated herein by this reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. Capitalized terms not otherwise defined herein will have the same meanings as in the Plan. To the extent there is a conflict between the Plan and this Agreement, the Plan will prevail. (b) Each Unit, once vested, represents an unfunded, unsecured right of the Participant to receive one share of Common Stock (each a “Share”) at a specified time. The Units will become vested, and Shares will be issued in respect of vested Units, as set forth in this Agreement. 2. Banked Units. For purposes of this Agreement, the term “Banked Unit” means a Unit that has been tentatively credited for the Participant’s benefit based on the Participant’s service through a specified date and the satisfaction of applicable performance conditions as provided in 1 Insert name of participant. 2 Insert date of committee action to approve the grant.

this Section 2, or under the provisions of Section 7(b)(ii) or 7(b)(iii) relating to additional Banked Units, provided, however, that a Banked Unit is not vested except to the extent provided in Section 3. Banked Units shall vest, and Shares associated with Banked Units shall become deliverable exclusively in accordance with Section 3. (a) Calendar Year [Year 1]. Subject to the Participant’s continued employment by the Company or any of its Affiliates through December 31, [Year 1], 25% of the Target Units shall become “Banked Units”, subject to adjustment based upon the Company’s “Total Shareholder Return” (as defined below) relative to the Total Shareholder Return of the “Peer Companies” (as defined below) from January 1, [Year 1] until December 31, [Year 1] in accordance with the Relative Total Shareholder Return Table (the “Relative Total Shareholder Return”) set forth in Section 2(e). (b) Calendar Year [Year 2]. Subject to the Participant’s continued employment by the Company or any of its Affiliates through December 31, [Year 2], 25% of the Target Units shall become “Banked Units”, subject to adjustment based upon the Company’s “Total Shareholder Return” relative to the Total Shareholder Return of the “Peer Companies” from January 1, [Year 2] until December 31, [Year 2] in accordance with the Relative Total Shareholder Return Table. (c) Calendar Year [Year 3]. Subject to the Participant’s continued employment by the Company or any of its Affiliates through December 31, [Year 3], 25% of the Target Units shall become “Banked Units”, subject to adjustment based upon the Company’s “Total Shareholder Return” relative to the Total Shareholder Return of the “Peer Companies” from January 1, [Year 3] until December 31, [Year 3] in accordance with the Relative Total Shareholder Return Table. (d) Cumulative Period [Year 1]-[Year 3]. Subject to the Participant’s continued employment by the Company or any of its Affiliates through December 31, [Year 3], 25% of the Target Units shall become “Banked Units”, subject to adjustment based upon the Company’s “Total Shareholder Return” relative to the Total Shareholder Return of the “Peer Companies” from January 1, [Year 1] until December 31, [Year 3] in accordance with the Relative Total Shareholder Return Table, provided that notwithstanding the Relative Total Shareholder Return Table, if the Company’s Total Shareholder Return for the cumulative period extending from January 1, [Year 1] through December 31, [Year 3] is negative, the maximum number of Units that may become Banked Units for this Cumulative Period shall not exceed 25% of the Target Units. (e) Relative Total Shareholder Return Table. Percentile Ranking of Company’s Total Percentage of the Shareholder Return Versus Peer Group Relevant Target Units Level Total Shareholder Return Banked Below Threshold Below the 35th Percentile 0% Threshold 35th Percentile 50% Target 50th Percentile 100% -2-

Maximum 80th Percentile or higher 200% (f) If the Company’s Relative Total Shareholder Return over the applicable Measurement Period is between the levels set forth above, then the percentage of the relevant Target Units that will become Banked Units will be ratably interpolated. If the Relative Total Shareholder Return at the end of the applicable Measurement Period is below the 35th percentile, then no Units shall be banked with respect to such Measurement Period. (g) In the event the Participant’s employment terminates by reason of (i) Disability, (ii) death, (iii) Non-Approved Retirement, or (iv) by the Company without Cause other than within two years following a Change in Control, then the extent to which the Target Units subject to any Measurement Period shall become Banked Units shall be determined on a prorated basis based on the number of days the Participant was employed by the Company during that Measurement Period, based on the actual Relative Total Shareholder Return for the full Measurement Period. (h) In the event the Participant’s employment terminates by reason of Approved Retirement, then the extent to which the Target Units shall become Banked Units shall be determined on the same basis as if the Participant had continued in active service to the Company through December 31, [Year 3]. (i) Definitions. (i) “Approved Retirement” means the cessation of the Participant’s employment after June 30, [Year 1] and after the Participant has (A) both attained age 62 and completed 10 years of service with the Company or its Affiliates or (B) attained age 65, provided that the Participant has commenced succession planning with the Company’s chief human resources executive (in accordance with procedures established by the Company) at least six months before the effective date of the Participant’s cessation of employment. (ii) “Measurement Period” means, as applicable, the [Year 1] calendar year, [Year 2] calendar year, [Year 3] calendar year or the three year period beginning on January 1, [Year 1] and ending on December 31, [Year 3]. (iii) “Non-Approved Retirement” means the cessation of the Participant’s employment after the Participant has (A) both attained age 62 and completed 10 years of service with the Company or its Affiliates or (B) attained age 65, other than an Approved Retirement. (iv) The “Peer Companies” shall consist of the following entities, provided that such entities are still publicly traded as of the last day of the relevant Measurement Period: [ ]3. Any entity which is not publicly traded as of the last day of the relevant Measurement Period due to acquisition or through a going private transaction shall be removed from the Peer Companies from the beginning of the relevant Measurement Period without replacement. Any entity which declares bankruptcy, is liquidated or is otherwise 3 Insert peer companies. -3-

delisted during the relevant Measurement Period shall remain in the Peer Companies and such entity’s performance shall be considered to have been at the bottom of the Peer Companies. (v) “Total Shareholder Return” means with respect to any publicly traded company, including the Company, the positive or negative change in the market price of one share of such entity’s common stock over the relevant Measurement Period, plus the aggregate amount of dividends paid with respect to a share of such company’s common stock over the Measurement Period, with such sum being divided by the market price of one share of such entity’s common stock at the commencement of the relevant Measurement Period (in each case appropriately adjusted for any stock dividends, stock splits or other corporate transaction affecting shares of such company’s common stock). 3. Vesting. (a) Subject to the Participant’s continued employment by the Company or any of its Affiliates through December 31, [Year 3], (the “Specified Date”), the Banked Units shall vest on the Specified Date. (b) In the event the Participant’s employment terminates by reason of (i) Disability, (ii) death, (iii) Non-Approved Retirement, or (iv) by the Company without Cause other than within two years following a Change in Control, then such Participant’s previously Banked Units and those Banked Units determined in accordance with Section 2(g) will remain outstanding and will vest and be delivered to the Participant, at the same time as delivery would have been made had the Participant not had a cessation of employment. (c) In the event the Participant’s cessation of employment occurs by reason of Approved Retirement, then all of the Participant’s previously Banked Units and those Banked Units determined in accordance with Section 2(h) will remain outstanding and will vest and be delivered to the Participant, at the same time as delivery would have been made had the Participant not had a cessation of employment. (d) If prior to the date the Units otherwise vest and within two years following a Change in Control the Participant’s employment is terminated either by the Company without Cause or by the Participant due to a resignation with Good Reason (as defined in Section 20), any of the Participant’s then outstanding previously Banked Units and the Target Units subject to Measurement Periods that have not concluded prior to such termination, will vest immediately prior to such event and will be delivered to the Participant at the same time as delivery would have been made had the Participant not had a cessation of employment. For avoidance of doubt, this section will not apply if the Participant has satisfied the conditions for Approved or Non- Approved Retirement as of the date of his or her termination (in that case, Section 3(b)(iii) or 3(c) will apply, as applicable). (e) Upon a cessation of the Participant’s employment with the Company or any of its Affiliates, any Target Unit or Banked Unit that has not become vested on or prior to the effective date of such cessation and any Unit that does not specifically remain outstanding pursuant to Section 3(b), 3(c) or 3(d) will then be forfeited immediately and automatically and the Participant will have no further rights with respect thereto. -4-

(f) The application of Sections 3(b)(iii), 3(b)(iv), 3(c), and 3(d) is in each case conditioned on (i) the Participant’s execution and delivery to the Company of a general release of claims against the Company and its affiliates in a form prescribed by the Company, and (ii) such release becoming irrevocable within 60 days following the cessation of the Participant’s employment or such shorter period specified by the Company. For avoidance of doubt, if this release requirement is not timely satisfied, the Units will be forfeited as of the effective date of the cessation of the Participant’s employment and the Participant will have no further rights with respect thereto. 4. Timing of Issuance. (a) Subject to Section 4(b), Shares will be issued in respect of all vested Units during the first two and a half months of the calendar year beginning after the Specified Date (or upon the Company’s termination of this arrangement in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix)). (b) Notwithstanding anything herein to the contrary: (i) to the extent permitted by Treas. Reg. § 1.409A-3(j)(4)(vi), the issuance of Shares in respect of a number of vested Units will be accelerated to the date that employment taxes become payable with respect to this Award. Such number of Units will be equal to the reasonably estimated amount of employment taxes then required to be withheld and remitted, divided by the then current Fair Market Value; (ii) to the extent the requirements of Treas. Reg. § 1.409A-2(b)(7)(ii) are met, the issuance of Shares hereunder will be delayed to the extent the Company reasonably anticipates that the issuance will violate Federal securities laws or other applicable laws; and (iii) to the extent compliance with the requirements of Treas. Reg. § 1.409A- 3(i)(2) is necessary to avoid the application of an additional tax under Section 409A of the Code, Shares that are otherwise issuable upon the Grantee’s “separation from service” (as that term is defined in Treas. Reg. § 1.409A-1(h)) will be deferred (without interest) and issued to the Grantee immediately following that six month period. (c) Fractional Shares will be rounded up to the next whole Share, except that where the number of Target Units granted is not divisible by 4, in calculating the portion of Target Units to be adjusted during each Measurement Period pursuant to Section 2 (the “25 % Calculation”), such 25% Calculation may be rounded up or down in any single Measurement Period so that the total of the 25% Calculations for all Measurement Periods shall not exceed the number of Target Units granted. 5. Non-Transferability. Neither the Units nor any right with respect thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company. -5-

6. Clawback Policy. To the extent the Participant is a current or former executive officer of the Company, the Award, any cash paid in respect of the Award, and the rights of the Participant hereunder, are subject to any policy (whether currently in existence or later adopted) established by the Company providing for clawback or recovery of amounts paid or credited to current or former executive officers of the Company. The Committee will make any determination for clawback or recovery under any such policy in its sole discretion and in accordance with any applicable law or regulation, and the Participant agrees to be bound by any such determination. 7. Stockholder Rights. (a) In General. The Participant will not have any stockholder rights or privileges, other than dividend equivalent rights as set forth below, with respect to the Shares subject to Units until such Shares are actually issued and registered in the Participant’s name in the Company’s books and records. (b) Dividend Equivalent Rights. (i) Additional Banked Unit Credits. If the Participant is credited with Banked Units under Section 2(a), 2(b), 2(c), or 2(d); then (ii) the Participant shall be credited with an additional number of Banked Units as of: (A) December 31, [Year 1] (with respect to Banked Units credited under Section 2(a)); (B) December 31, [Year 2] (with respect to Banked Units credited under Section 2(b)); (C) December 31, [Year 3] (with respect to Banked Units credited under Section 2(c)); in each case determined as the quotient of “w” divided by “x” where “w” equals the amount of any cash dividends paid with respect to Shares during the period beginning January 1, [Year 1] and ending on December 31 of the applicable calendar year with respect to a number of Shares equal to the number of Banked Units creditable under Section 2(a), 2(b) and 2(c), as applicable, as of the last day of each such calendar year, and “x” equals the closing price per Share on the last day of the applicable calendar year, rounded to the nearest whole Share; and (iii) the Participant shall be credited with an additional number of Banked Units as of December 31, [Year 3] (with respect to Banked Units credited under Section 2(d)), determined as the quotient of “y” divided by “z” where “y” equals the aggregate amount of any cash dividends paid with respect to Shares during calendar years [Year 1], [Year 2] and [Year 3] with respect to a number of Shares equal to the number of Banked Units creditable under Section 2(d) as of December 31, [Year 3], and “z” equals the closing price per Share on December 31, [Year 3], rounded to the nearest whole Share. -6-

(iv) Additional Dividend Equivalent Unit Credits In Connection with a Change In Control. If: (A) Cash dividends are paid with respect to Shares during any Measurement Period that ends early as the result of the Participant’s termination of employment as described in Section 3(d) (a “Partial Measurement Period”); and (B) The Participant is credited with vested Units under Section 3(d); then the Participant shall be credited with an additional number of vested Units as of the date of the Participant’s termination of employment. The additional number of vested Units for each Partial Measurement Period shall be determined as the quotient of “x” divided by “y” where “x” equals the aggregate amount of cash dividends paid during the applicable Partial Measurement Period (ending on the date of such termination of employment) with respect to a number of Shares equal to 25 percent of the Target Units, and “y” equals the closing price per Share on such termination date (or, if such date is not a trading date, the closing price per Share on the next preceding trading date), rounded to the nearest whole Share. (v) Dividend Equivalent Payments. (A) [Year 2]. As soon as reasonably practicable following each cash dividend payment date with respect to Shares in [Year 2] (but not later than March 15, [Year 3]), the Company shall make a dividend equivalent payment to the Participant equal to the product of “x” multiplied by “y” where “x” is the cash dividend per Share and “y” is the number of Banked Units credited as of December 31, [Year 1]. (B) [Year 3]. As soon as reasonably practicable following each cash dividend payment date with respect to Shares in [Year 3] (but not later than March 15, [Year 4]), the Company shall make a dividend equivalent payment to the Participant equal to the product of “x” multiplied by “y” where “x” is the cash dividend per Share and “y” is the number of Banked Units credited as of December 31, [Year 2]. Notwithstanding Section 7(b)(v)(A) and Section 7(b)(v)(B), upon a cessation of the Participant’s employment with the Company or any of its Affiliates, the Company shall not make any further dividend equivalent payments with respect to any Banked Unit that has not become vested on or prior to the effective date of such cessation or with respect to any Banked Unit that does not specifically remain outstanding pursuant to Section 3(b), 3(c), or 3(d). 8. No Limitation on Rights of the Company. The granting of Units will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 9. Employment. Nothing in this Agreement or in the Plan will confer on the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or Affiliate employing or retaining the Participant) to terminate the Participant’s employment at any time for any reason, with or without cause. -7-

10. Tax Treatment and Withholding. (a) The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. (b) It is a condition to the Company’s obligation to issue Shares hereunder that the Participant pay to the Company such amount as may be required to satisfy all tax withholding obligations arising in connection with this Award (or otherwise make arrangements acceptable to the Company for the satisfaction of such tax withholding obligations). If the required withholding amount required is not timely paid or satisfied, the Participant’s right to receive such Shares will be permanently forfeited. The Company, in its discretion, may withhold Shares otherwise issuable hereunder in satisfaction of the amount required to be withheld in connection with this Award (based on the Fair Market Value of such Shares on the date of such withholding). All cash payments under this Agreement are subject to applicable withholding, as determined by the Company in its discretion. 11. Notices. (a) Any notice required to be given or delivered to the Company under the terms of this Agreement will be addressed to it in care of its Secretary, FMC Corporation, at FMC Tower at Cira Centre South, 2929 Walnut Street, Philadelphia, PA 19104, and any notice to the Participant (or other person entitled to receive the Units) will be addressed to such person at the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. Except as otherwise provided below in Section 11(b), any notice will be deemed to be duly given when enclosed in a properly sealed envelope addressed as stated above and deposited, postage paid, in a post office or branch post office regularly maintained by the United States government. (b) The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company. 12. Beneficiaries. In the event of the death of the Participant, the issuance of Shares, if any, under this Agreement shall be made in accordance with the Participant’s written beneficiary designation on file with the Company or its representative and/or agent (if such a designation has been duly filed with the Company or its representative and/or agent, in the form prescribed by the Company and in accordance with the notice provisions of Section 11(a)). In the absence of -8-

any such beneficiary designation, the delivery of Shares, if any, hereunder will be made to the Participant’s estate. 13. Administration. By entering into this Agreement, the Participant agrees and acknowledges that (a) the Company has provided or made available to the Participant a copy of the Plan, (b) he or she has read the Plan, (c) all Units are subject to the Plan, (d) in the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern, and (e) pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan or this Agreement. 14. Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof. This Agreement may only be amended by a writing signed by each of the parties hereto. 15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts-of-laws. 16. Privacy. By signing this Agreement, the Participant hereby acknowledges and agrees to the Company’s transfer of certain personal data of such Participant to the Company for purposes of implementing, performing or administering the Plan or any related benefit. Participant expressly gives his or her consent to the Company to process such personal data. 17. Claims Procedure. (a) To the extent the issuance of Shares hereunder is deferred until cessation of employment or beyond, this Agreement is intended to constitute part of a “top-hat” plan described in Section 201(2) of ERISA. Therefore, to initiate a claim with respect to the settlement of Units, the Participant (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) (the “Claimant”) must file a written request with the Company. Upon receipt of such claim, the Company will advise the Claimant within ninety (90) days of receipt of the claim whether the claim is denied. If special circumstances require more than ninety (90) days for processing, the Claimant will be notified in writing within ninety (90) days of filing the claims than the Company requires up to an additional ninety (90) days to reply. The notice will explain what special circumstances make an extension necessary and indicate the date a final decision is expected to be made. (b) If the claim is denied in whole or in part, the Claimant will be provided a written opinion, in language calculated to be understood by the Claimant, setting forth (i) the specific reason(s) for the denial of the claim, or any part of it, (ii) specific reference(s) to pertinent provisions of the Plan or this Agreement upon which such denial was based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary, (iv) an explanation of the claim -9-

appeal procedure set forth in Section 17(c), below; and (v) a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination upon appeal. (c) Within sixty (60) days after receiving a notice from the Company that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Company a written request for a review of the denial of the claim. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the initial determination within such sixty (60) days period, the Claimant will be barred and estopped from challenging the determination. (d) Within sixty (60) days after the Company’s receipt of a request for review, it will review the initial determination. After considering all materials presented by the Claimant, without regard to whether such materials were submitted or considered in the initial review, the Company will render a written opinion. The manner and content of the final decision will include the same information described above in Section 17(b) with respect to the initial determination. If special circumstances require that the sixty (60) day time period be extended, the Company will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review. The notice will explain what special circumstances make an extension necessary and indicate the date a final decision is expected to be made. Any decision on appeal will be final, conclusive and binding upon all parties. 18. Section Headings. The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. 19. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile signature), each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument. 20. Good Reason. For purposes of this Agreement, “Good Reason” will have the meaning defined in the Participant’s Individual Agreement, if any. If no Individual Agreement exists, “Good Reason” will mean the occurrence of any one or more of the following: (a) The assignment to the Participant of duties materially inconsistent with his or her authorities, duties, responsibilities or position, or a material adverse change in the Participant’s authorities, duties, responsibilities, position or reporting requirements; (b) The Company’s relocation of the Participant’s principal worksite by more than (50) miles, excepting travel substantially consistent with the Participant’s business obligations; or (c) A material reduction in the Participant’s base salary, provided that any such event will constitute Good Reason only if the Participant notifies the Company in writing of such event within 90 days following the initial occurrence thereof, the -10-

Company fails to cure such event within 30 days after receipt from the Participant of written notice thereof, and the Participant resigns his or her employment within 180 days following the initial occurrence of such event. -11-

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Agreement on the respective date below indicated. FMC CORPORATION By: Title: Date: PARTICIPANT Signature: Address: Date: -12-